UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒   Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nuveen Preferred and Income Term Fund

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

NUVEEN INCOME PREFERRED TERM FUND AND (JPI) THE FUTURE OF YOUR INVESTMENT DEPENDS ON YOUR VOTE… THE ANNUAL MEETING DATE HAS MOVED: MAY 10, 2024 2:00 P.M. CENTRAL TIME At the upcoming Annual Meeting, we ask every JPI shareholder to vote FOR the Term Proposal on the WHITE proxy card to preserve your optionality regarding your investment. Voting FOR the Term Proposal means you can continue your investment in JPI—with a management fee discount for the first year—or tender some or all of your shares at 100% of NAV. Otherwise, the Fund automatically terminates for all. Every shareholder voice matters. Every vote is necessary. Your vote makes the difference. YOUR BOARD RECOMMENDS YOU VOTE YES ON THE WHITE CARD TODAY VIA THE FOLLOWING INSTRUCTIONS: VOTE ONLINE VOTE BY PHONE VOTE BY MAIL Using the website provided on By calling the toll-free number By completing and returning your WHITE proxy card and on your WHITE proxy card and your WHITE proxy card in the following the simple instructions following the simple instructions postage page envelope provided If you have any questions about the proposals to be voted upon, please feel free to contact Computershare Fund Services toll free at 1 (888) 815-5825.